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                                                                    EXHIBIT 23.0

                              CONSENT OF BKD, LLP


                              [BKD,LLP LETTERHEAD]




                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Citizens First Financial Corp.

We have issued our report dated January 17, 2003 on the consolidated financial statements of Citizens First Financial Corp. and Subsidiary appearing in the Company's 2002 Annual Report to Stockholders. We consent to the incorporation by reference in the Registration Statements of Citizens First Financial Corp. on Form S-8 (Registration Statement Nos. 333-79389, 333-37925 and 333-41615) and in this Form 10-K of the aforementioned report.



BKD, LLP


Decatur, Illinois
March 27, 2003